Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--18 (New Jersey, New York and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-49115 of our opinion dated December 11, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 8, 1997